                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the First Amended and Restated Employee Qualified Stock Purchase Plan of Rental Service Corporation of our report dated February 28, 1997 with respect to the consolidated financial statements and schedules of Rental Service Corporation as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, included in the Annual Report on Form 10-K of Rental Service Corporation for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission, and our report dated May 6, 1997 with respect to the combined financial statements of Industrial Air Tool as of March 31, 1996 and 1997 and for the years then ended included in the Registration Statement (Form S-1 No. 333-26753) and related Prospectus of Rental Service Corporation for the registration of 5,520,000 shares of its common stock, filed with the Securities and Exchange Commission on May 29, 1997, which was incorporated by reference in the Current Report on Form 8-K/A of Rental Service Corporation, filed with the Securities and Exchange Commission on June 4, 1997.


                                      /s/ ERNST & YOUNG LLP

Phoenix, Arizona
June 17, 1997

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